UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________________________________________________
FORM 8-K
__________________________________________________________________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 26, 2021
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CURO GROUP HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3561 North Ridge Road, Wichita, Kansas		67205
(Address of Principal Executive Offices)		(Zip Code)

(316) 772-3801
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	CURO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2of the Securities Exchange Act of 1934(§240.12b-2of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 Entry into a Material Definitive Agreement

On June 1, 2021, CURO Group Holdings Corp. (the “Company”) announced that Flexiti Financial Inc. (“Flexiti”), a wholly-owned Canadian subsidiary, entered into an agreement with Leon’s Furniture Limited (“LFL”), The Brick Ltd., The Brick Warehouse LP, by its general partner, The Brick GP Ltd., (each of LFL, The Brick Ltd. and The Brick Warehouse LP are referred to collectively as “Merchant”) on May 26, 2021 (the “Merchant Agreement”). The Merchant Agreement is a 10-year exclusive point-of-sale (“POS”) consumer financing agreement, under which Flexiti will be the sole provider of financing solutions to customers who purchase goods and services from Merchant’s stores across Canada and online through Merchant’s websites (except that Merchant may offer alternative financing to Merchant’s customers who are declined by Flexiti).

The Merchant Agreement contains certain termination rights, including (i) by either party in the event of the commencement of a bankruptcy petition or proceeding either by or against the other party or if the other party commits an act of insolvency; (ii) by Flexiti, upon 90 days’ notice if Merchant has breached any material term, condition, covenant, warranty or other provision, subject to cure; (iii) by Merchant, upon 30 days’ notice if Flexiti has breached any material term, condition, covenant, warranty or other provision, subject to cure; (iv) by either party upon 90 days’ notice if the parties have failed to modify the Agreement in response to a change in law that will have a material adverse impact on the operation of the Merchant Agreement; (v) by Merchant in limited circumstances if changes are made to any financing program that Merchant does not accept following a specified process; and (vi) by Merchant, upon 180 days’ notice if Merchant determines that the Merchant Agreement is no longer suitable for Merchant or its customers, subject to Flexiti’s ability to cure, except that subparagraphs (v) and (vi) shall no longer apply once the conditions for the exercise of the Warrant (described below) have been met.

Upon expiration or termination of the Merchant Agreement, and subject to certain conditions, Merchant will have an option to purchase the portfolio of credit card accounts issued by Flexiti in respect of cardholders who applied for their account at Merchant’s stores or through Merchant’s websites (the “Portfolio”). Any such sale of the Portfolio by Flexiti to Merchant or a third party nominated by Merchant would be subject to the negotiation and execution of a purchase and sale agreement upon terms that are satisfactory to each party. The purchase price for the Portfolio will be the fair market value of the Portfolio determined by independent appraisals.

On May 26, 2021, in connection with Flexiti’s entry into the Merchant Agreement, Flexiti issued a Warrant Certificate (the “Warrant”) to LFL to purchase up to an aggregate of 372,489 shares (the “Warrant Shares”) of Flexiti’s common shares, without par value of Flexiti (the “Shares”), representing 19.9% of the outstanding Shares. Subject to restrictions contained therein and subject to earlier termination thereof, the Warrant may be exercised until 5:00 P.M. Toronto time on May 26, 2031. The Warrant may be exercised, in whole or in part, only upon or in connection with the occurrence of a change of control of Flexiti or an initial public offering (as defined in the Warrant) of or including Flexiti. LFL may not exercise the Warrant to the extent such exercise would cause LFL to beneficially own or exercise control over greater than 19.9% of the issued and outstanding Shares immediately following an initial public offering of Flexiti. The exercise price of the Warrant is C$83.38 per Share. The Warrant is subject to customary anti-dilution protections. LFL is entitled to certain registration rights in connection with an initial public offering. The Company has no obligation to pursue any change of control transaction or public offering of Flexiti stock, and any such transaction or offering is at the Company’s sole discretion.

If the Merchant Agreement is terminated, or if Flexiti ceases to be the exclusive provider of POS financing for LFL, the Board of Directors of the Company may, without the consent of LFL and without any compensation payable to LFL, elect to terminate the Warrant subject to the applicable terms and conditions contained in the Warrant.

The foregoing descriptions of the Merchant Agreement and the Warrant are not complete and are qualified in their entirety by reference to the full text of the Merchant Agreement and the Warrant, which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

ITEM 9.01 Financial Statements and Exhibits

(d). Exhibits

Exhibit Number	Description
99.1	Press Release dated June 1, 2021
99.2	Investor presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 1st day of June, 2021.

                        CURO Group Holdings Corp.
                        By: /s/ Roger Dean
                        Roger Dean
                        Executive Vice President and Chief Financial Officer